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Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

        We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-3) and related Prospectus of The Ryland Group, Inc. for the registration of Debt Securities, Common Stock, Preferred Stock, Depositary Shares, Warrants, Stock Purchase Units, Stock Purchase Contracts, and Guarantees of Debt Securities and to the incorporation by reference therein of our reports dated February 25, 2011, with respect to the consolidated financial statements and schedule of The Ryland Group, Inc., and the effectiveness of internal control over financial reporting of The Ryland Group, Inc., included in its Annual Report (Form 10-K) for the year ended December 31, 2010, filed with the Securities and Exchange Commission.

/s/ Ernst & Young, LLP

Los Angeles, California
January 27, 2012

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  Exhibit 23.1
Consent of Independent Registered Public Accounting Firm